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                                                                     Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (the "Agreement") made as of this 6th day of March, 2000, between MEDIA METRIX, INC., a Delaware corporation (the "Company"), and Osprey Research BV, a Swedish corporation ( the "Seller").


                              W I T N E S S E T H:

         WHEREAS, the Company, the Seller and SIFO Group AB, a Swedish corporation ("SIFO"), have entered into a Share Purchase Agreement, dated as of February 8, 2000 (the "Share Purchase Agreement"), pursuant to which all of the outstanding shares of RelevantKnowledge Holding AB, a wholly owned subsidiary of the Seller, will be sold to the Company, and which provides for the issuance by the Company of fifty-two thousand (52,000) validly issued and fully paid shares of the Company's Common Stock, $0.01 per share par value (the "Media Metrix Stock"), as part of the consideration therefor.

         WHEREAS, the parties hereto desire to promote the interests of the Company and the interests of the Seller by establishing herein certain terms and conditions upon which the Company will register the shares of Common Stock issued to the Seller pursuant to the Share Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


         SECTION 1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

         "Closing Date" shall have the meaning ascribed to such term in the Share Purchase Agreement.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act of 1933, as amended (the "Securities Act").

         "Holder" shall mean Osprey Research BV and any permitted transferees under

Section 9.

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         "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 2 hereof.

         "Registrable Securities" shall mean shares of (i) the Media Metrix Stock and (ii) Common Stock issued upon any stock split, stock dividend, merger, consolidation, recapi talization or similar event, excluding all such shares which (x) have been registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) have been publicly sold pursuant to Rule 144 (or any successor rule) under the Securities Act or
(z) are eligible for sale without restriction under Rule 144(k) (or any successor rule) under the Securities Act.

         The terms "register," "registered" and "registration" shall refer to
(i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and (ii) the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 4, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the exiipense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holder.

         SECTION 2. RESTRICTIVE LEGEND. Each certificate representing the Common Stock or any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. NO TRANSFER OF SAID SECURITIES SHALL BE PERMITTED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS COVERING THE SHARES PROPOSED TO BE TRANSFERRED OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER WILL NOT REQUIRE COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE LAWS.



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         Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (a) with such request, the Company shall have received either an opinion referred to in Section 3 to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, or (b) in accordance with paragraph (k) of Rule 144, such holder is not and has not during the last three months been an affiliate of the Company and such holder has held the securities represented by such certificate for a period of at least two years. The Company will use commercially reasonable efforts to assist any holder in complying with the provisions of this Section 2 for removal of the legend set forth above.

         SECTION 3. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Agreement. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 4 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule
144) by a written opinion of legal counsel who shall be satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws whereupon the holder of such Restricted Securities, unless such transfer is otherwise restricted, shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth above unless the opinion of counsel referred to above is to the further effect that no such legend is required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

         SECTION 4.        REGISTRATION RIGHTS.

         4.1.     SHELF REGISTRATION.

                  (a) The Company shall use commercially reasonable efforts to cause to be filed with the Commission a shelf registration statement (the "Shelf Registration") on Form S-1 or any other appropriate form to register the Registrable Securities within one-hundred eighty (180) days after the Closing Date and shall use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws (except that the Company shall not be required to qualify the offering under the blue sky laws of any jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction) and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of the Registrable Securities. The Holder hereby agrees to furnish to the Company all information with respect to the Holder necessary to make the disclosure in such registration with respect to the Holder not materially misleading.

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                  (b) Following the effective date of the Shelf Registration, the Holder shall be entitled to sell the Registrable Securities held by the Holder.

                  The registration statement filed pursuant to Section 4.1(a) may, subject to the provisions of this Section 4.1 (b), include other securities of the Company that are held by officers or directors of the Company or that are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (collectively, "Other Stockholders"). The Company shall promptly give notice of any registration proposed under this Section 4.1 to such Other Stockholders.

                  (c) The Company shall have the right to defer its obligation to effect a registration for up to one hundred and twenty (120) calendar days if, in the Company's good faith judgment, effecting a registration would be seriously detrimental to the Company and an executive officer of the Company so notifies the Holders in writing.

                  (d) The Company shall have the right, upon five (5) days' prior written notice to the Holders of Registrable Securities, exercisable once every six (6) months, to suspend sales of Registrable Securities pursuant to an effective shelf registration statement for a period not to exceed 90 days, in the event that the Company is engaged in a material transaction that would otherwise be required to be disclosed in a post-effective amendment to the registration statement and the disclosure of which, in the good faith judgment of the Company's Board of Directors, would have a material adverse effect on the Company.

         4.2.     COMPANY REGISTRATION.

                  (a) If at any time the Company shall determine to register any of its securities either for its own account or the account of a securityholder, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales, the Company will:

                           (i) promptly within ten (10) days of such
determination give to the Holder written notice thereof; and

                           (ii) include in such registration and in any
underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holder within twenty (20) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 4.2(b) below. Such written request may specify all or a part of the Holder's Registrable Securities.

         (b) If on the Closing Date the Company shall have, within the two months immediately preceding the Closing Date, filed a registration statement for the registration of any of its securities either for its own account or the account of a securityholder, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales, the Company shall promptly after the Closing Date prepare and file with the Commission such

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amendments and supplements to such registration statement as shall be necessary to include in such registration all the Registrable Securities. Following the effective date of such registration, the Holder shall be entitled to sell the Registrable Securities held by the Holder.

         (c) Underwriting. If the registration referred to in Section 4.2(a) or
(b) is for a registered public offering involving an underwriting, the Company shall so advise the Holder by written notice. The Holder proposing to distribute its securities through such underwriting shall (together with the Company distributing its securities for its own account through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 4.2, if the representative of the underwriters advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Holder of securities requesting registration, and the number of shares that may be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its account and then in the following manner: (i) the securities requested to be registered by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such officers and directors, and, (ii) if a limitation on the number of shares is still required, the securities being sold for the account of the Holder and Other Stockholders shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration. If the Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter.

       4.3. EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses and the Holder shall bear its own Selling Expenses relating to or incurred in connection with any registration, qualification or compliance pursuant to the provisions of Section 4.1 or 4.2.

       4.4. REGISTRATION PROCEDURES. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep the Holder advised in writing as to the initiation of the registration and as to the completion thereof. At its expense, the Company will:

                  (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120- day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of


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information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

                  (c) Furnish such number of prospectuses and other documents incident thereto, including any term sheet or any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

                  (d) Notify the Holder, at its last known addresses as set forth in the Company's books and records, of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of the Holder, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (e) Cause all such Registrable Securities to be listed on each, if any, securities exchange on which similar securities issued by the Company are then listed;

                  (f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (g) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                  (h) Furnish to the Holder a signed counterpart, addressed to the Holder, of an opinion of counsel for the Company, dated the effective date of the registration statement, and "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent
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permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities; and

                  (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

         SECTION 5.        INDEMNIFICATION.

                (a) The Company will indemnify the Holder, each of its officers, directors and partners, and each person controlling the Holder, with respect to which registration, qualification or compliance has been effected pursuant to
Section 4 hereof, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, each of its officers, directors and partners, and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holder or underwriter and stated to be specifically for use therein or to the extent due to the failure of the Holder or underwriter to provide an updated prospectus or other document to a purchaser at a time when the Company has informed the Holder or underwriter of a material misstatement or omission in a prospectus or other document and has provided updated prospectuses or other documents correcting such misstatement or omission.

                (b) The Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, and each of their officers, directors and partners, each other stockholder selling securities under such registration statement and each person controlling such stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other


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document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein; provided, however, that the obligations of the Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of securities sold as contemplated herein.

                (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; provided, however, that the Indemnifying Parties shall pay the expense of one counsel for all similarly situated Indemnified Parties if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Parties and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5, unless such failure prejudices the ability of the Indemnifying Party to defend against the claims asserted against the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                (d) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the stockholders offering securities in the offering (the "Selling Stockholders") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holder on the other shall be determined by reference to, among other things,


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whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5(d) hereof. Notwithstanding the provisions of this Section 5(d), the Holder shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by the Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 6. INFORMATION BY HOLDER. The Holder of Registrable Securities shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         SECTION 7. "LOCK-UP" AGREEMENT. Each Stockholder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed ninety (90) days) following the effective date of such Registration Statement; provided, that all executive officers and directors of the Company enter into similar agreements.

         SECTION 8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                  (a) use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) so long as the Holder owns any Restricted Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.


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         SECTION 9. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Holder by the Company under Section 4 may be transferred or assigned, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of the Holder under this Agreement, and provided further that said transferee or assignee is not a Competitor or an affiliate of a Competitor of the Company. A "Competitor" shall mean any of the following: NetRatings, AC Nielsen, Ceridian, Nielsen Media Research, Inc., Forrester Research, IntelliQuest, Odessey, Reuters, Site-Centric measurement system (e.g. Internet Profiles Corporation), Consumer-Centric measurement systems (e.g. PC Data), International Data Corporation, Gartner Group, @Plan, United News and Media, VNU, WPP and any others that, now or in the future, compete directly with the Company.

         SECTION 10. TERMINATION. The provisions of Sections 4.1 and 4.2 of this Agreement shall terminate on the third anniversary of this Agreement.

         SECTION 11. AMENDMENT; WAIVER. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by the Holder. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

         SECTION 12. SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         SECTION 13. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or transmitted by facsimile or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:


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                                    A. if to the Seller at

                                       Osprey Research BV
                                       World Trade Center
                                       Box 70408, SE-10725
                                       Stockholm, Sweden
                                       Attn: Mr. Robert Kessiakoff
                                       Fax: +46 8698 0933

                                       with a copy to:

                                       Hunton & Williams
                                       200 Park Avenue
                                       New York, New York  10166-0136
                                       Attn:  Edmund P. Murphy, Esq.
                                       Fax:  (212) 309-1100

         attached hereto or at such other address as they shall have furnished to the Company in writing.

                                    B. if to any other holder of securities of
         the Company at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, and

                                    C. if to the Company, to the following
         address, or at such other address as the Company shall have furnished to the Holder,

                               Media Metrix, Inc.
                               250 Park Avenue South, 7th Floor
                               New York, NY 10003
                               Attention: Tod Johnson
                               Fax: (516) 625-4888

                  with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Attention: Richard H. Gilden, Esq.
                                    Fax: (212) 752-5958

         Alternatively, to such other address as a party hereto supplies to each other party in writing.

         SECTION 14. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted transferees, successors and assigns of the parties hereto, whether so expressed or not.

         SECTION 15. GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

         SECTION 16. TITLES AND SUBTITLES. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

         SECTION 17. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         SECTION 19. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                             MEDIA METRIX, INC.


                                             By: /s/ Thomas A. Lynch
                                                 ------------------------------
                                                 Name: Thomas A. Lynch
                                                 Title: Chief Financial Officer


                                             OSPREY RESEARCH BV


                                             By: /s/ Jan-Erik Jannsson
                                                 ------------------------------
                                                 Name: Jan-Erik Jannsson
                                                 Title: Director